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                                                                Exhibit 99.B(10)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Amendment No. 13 to the Registration Statement under the Investment Company Act of 1940 on Form N-1A ("Registration Statement") of our report dated June 24, 2005, relating to the financial statements and financial highlights of the MCBT Opportunistic EAFE Fund, MCBT Global Emerging Markets Fund, MCBT Japan Mid Cap Fund, and MCBT Pan European Mid Cap Fund comprising the Martin Currie Business Trust (the "Trust") which appears in the April 30, 2005 Annual Report to Shareholders of the Trust, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Independent Registered Public Accounting Firm", "Financial Highlights Information", "Investment Advisory and Other Services - Independent Registered Public Accounting Firm" and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 29, 2005